Exhibit 3.1

AMENDMENT

TO THE

BYLAWS

OF MEDTOX SCIENTIFIC, INC.,

a Delaware corporation

Dated as of November 9, 2007

Section 1 of Article VI of the Bylaws is deleted in its entirety and replaced with the following:

ARTICLE VI

Stock

1.    Shares of the corporation may be certificated, uncertificated, or a combination thereof. Certificates representing shares shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall certify the number of shares represented. Where any such certificate is signed by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

Except as otherwise required by law, transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provides, and, in the case of certificated shares, on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, or registration of shares of the capital stock of the corporation.